                                                                   EXHIBIT 10.23

                                                                  Execution Copy

THE ITEMS MARKED BY TWO ASTERISKS HAVE BEEN OMITTED FROM THIS FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                              TERMINATION AGREEMENT

This Termination Agreement (the "Agreement") is entered into effective as of the 31st day of August, 2001 (the "Agreement Date")

BETWEEN:

             TRW INC., a company duly incorporated pursuant to the laws of the State of Ohio, acting on behalf of its Automotive Electronics Group, North America, 24175 Research Dr., Farmington Hills, Michigan 48335-2642

             ("TRW")

                                                              OF THE FIRST PART

AND:

             SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office and principal place of business at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

             ("SmarTire")
                                                              OF THE SECOND PART

WHEREAS:

A. TRW and SmarTire entered into a license agreement (the "License Agreement") dated as of April 20, 1998, as amended by an Assignment and Amendment Agreement dated December 13, 2000 (the "Assignment Agreement");


B. TRW and SmarTire entered into a technical cooperation agreement dated as of April 20, 1998, as amended by the Assignment Agreement (the "Technical Cooperation Agreement");

C. TRW and SmarTire entered into a supply agreement dated April 20, 1998 (the "Supply Agreement");


D. TRW and SmarTire entered into a Mutual Secrecy Agreement dated January 6, 1998, as amended by a First Amendment of Mutual Secrecy Agreement dated February 18, 1998 (collectively, the "Secrecy Agreement");


E. TRW and SmarTire have agreed to terminate the License Agreement, the Technical Cooperation Agreement, the Supply Agreement and the Secrecy Agreement (together, the "April 1998 Agreements") pursuant to the terms set out in this Agreement;

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NOW, THEREFORE, in consideration of the mutual covenants and premises, and intending to be bound legally, the parties covenant and agree as follows:



1.      TERMINATION OF APRIL 1998 AGREEMENTS

1.1 The April 1998 Agreements and paragraph 10.1(q) of the Private Placement Subscription Agreement dated as of April 20, 1998 are hereby terminated and of no further force or effect, except as otherwise provided in this Agreement or the agreements and other documents referenced in, and executed concurrently with, this Agreement. Notwithstanding the prior sentence, the provisions of paragraph 2 of the Secrecy Agreement shall continue in full force and effect with respect to all information disclosed under the April 1998 Agreements prior to the date of this Agreement.

1.2 All rights and obligations that exist between the parties from the date of this Agreement forward are set out in this Agreement and in the General Security Agreement, Secured Promissory Note, Settlement and Release Agreement, Licenses and Guaranty (all as defined below).

2.      CONSIDERATION PAYABLE

2.1 SmarTire will pay to TRW US$2,800,000.00 on the terms and conditions set forth in Sections 2.2 and 2.3.


2.2 SmarTire will pay to TRW the sum of US$500,000 and execute and deliver to TRW on the Closing Date the Secured Promissory Note attached to, and by reference incorporated in, this Agreement as Exhibit 1.

2.3 In order to secure the payments due under the Secured Promissory Note delivered to TRW pursuant to subparagraph 2.2, SmarTire will execute and deliver to TRW on the Closing Date the General Security Agreement attached to, and by reference incorporated in, this Agreement as Exhibit 2A, together with all financing statements and other documents that TRW may reasonably request to perfect TRW's security interest in all collateral pledged pursuant to the General Security Agreement. In addition, SmarTire will cause its subsidiaries to execute and deliver to TRW on the Closing Date the Guaranty, attached to, and by reference incorporate in, this Agreement as Exhibit 2B.

3.      LICENSE OF PATENTS AND KNOW-HOW

3.1 SmarTire will execute and deliver to TRW on the Closing Date the License attached to, and by reference incorporated in, this Agreement as Exhibit 3.


3.2 TRW will execute and deliver to SmarTire on the Closing Date the License attached to, and by reference incorporated in, this Agreement as Exhibit 4.

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4.      REPRESENTATIONS AND WARRANTIES

4.1 SmarTire makes the following representations and warranties to TRW knowing that TRW is relying upon the truth and accuracy of those SmarTire representations and warranties in entering into this transaction with SmarTire and executing the agreements and related documents (collectively and heretofore defined as the "Agreement") for that transaction:

    a. The execution, delivery and performance by SmarTire of this Agreement and the other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent or approval of, prior filing with, or notice to, or other action by, any regulatory authority, stock exchange, or any other third party; (ii) will not conflict with any provision of SmarTire's articles of incorporation or bylaws; (iii) will not constitute a default under any law or judicial or regulatory order to which SmarTire is a party or by which SmarTire is bound; (iv) will not constitute a default under any contract, license or permit to which SmarTire is a party or by which SmarTire is bound; and
       (v) will not create any lien upon any of the assets of SmarTire, except the lien created under this Agreement and the General Security Agreement to secure SmarTire's payment of the amounts to be paid to TRW by SmarTire.

    b. SmarTire is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia, and SmarTire has the corporate power and authority to carry on its business as it has been and is now being conducted and to own and lease the assets which it now owns or leases. SmarTire has the requisite power and authority to execute, deliver and perform its obligations under this Agreement according to its terms, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by SmarTire, and constitutes the legal, valid and binding obligation of SmarTire, enforceable against SmarTire in accordance with its terms.

    c. [Intentionally left blank]

    d. Except as set forth on Exhibit 5 to this Agreement, SmarTire (i) has not formed, has not negotiated for the formation of, and has no current intention to form, any business combination or to enter into any other transaction with any third-party, the purpose of which is to develop and/or market tire monitoring systems; and (ii) has not marketed, sold or attempted to sell SmarTire products for use as original equipment in the passenger car or light truck markets.

    e. No order has been entered and is in effect by any court of competent jurisdiction or any regulatory authority, and no law has been promulgated or enacted and is in effect that restrains, enjoins or invalidates the transactions contemplated by this Agreement.

    f. No litigation is pending or threatened by any third party before any court of competent jurisdiction or regulatory authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

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    g. All material consents of, filings and registrations with, and notifications to, all regulatory authorities required for consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect. No consent obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of TRW would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render it inadvisable for TRW to proceed with the Closing.

    h. The SmarTire balance sheet and other financial information attached to, or by reference incorporated in, this Agreement is, and as of the Closing Date will be, accurate and true as at June 30, 2001, and presents fairly and accurately the financial information of SmarTire as of such date in accordance with generally accepted accounting principles applied on a consistent basis, and there has been no material adverse change to the financial condition or results of operations of SmarTire since such date except SmarTire's use of approximately US$500,000 per month for operating expenses.

4.2 The representations and warranties of SmarTire will survive the Closing.

4.3 TRW makes the following representations and warranties to SmarTire knowing that SmarTire is relying upon the truth and accuracy of those TRW representations and warranties in entering into this transaction with TRW and executing the Agreement:

    a. The execution, delivery and performance by TRW of this Agreement and the other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent or approval of, prior filing with, or notice to, or other action by, any regulatory authority, stock exchange, or any other third party; (ii) will not conflict with any provision of TRW's articles of incorporation or bylaws; (iii) will not constitute a default under any law or judicial or regulatory order to which TRW is a party or by which TRW is bound; and
       (iv) will not constitute a default under any contract, license or permit to which TRW is a party or by which TRW is bound.

    b. TRW is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, USA. TRW has the requisite power and authority to execute, deliver and perform its obligations under this Agreement according to its terms, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by TRW, and constitutes the legal, valid and binding obligation of TRW, enforceable against TRW in accordance with its terms.

4.4 The representations and warranties of TRW will survive the Closing.

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5.      RELEASE OF CLAIMS

5.1 SmarTire and TRW will execute and deliver to each other on the Closing Date the Settlement and Release Agreement attached to, and by reference incorporated in, this Agreement as Exhibit 6.

6.      CLOSING MATTERS

6.1 All public communication describing the April 1998 Agreements, the relationship of the parties or this Agreement shall be subject to the prior approval of the other party prior to dissemination. In considering such approvals, each party will reasonably co-operate with the other in ensuring that each party, as a publicly traded entity, can meet its regulatory compliance requirements in a timely manner.

6.2 The parties will use reasonable commercial efforts to negotiate and achieve a termination of all three party supply agreements involving TRW and SmarTire and other parties. Any further relationship of TRW or SmarTire with such third parties will be the sole responsibility of the party entering into such relationship. With respect to the ASIS Purchase and Supply Contract between SmarTire, TRW and SensoNor asa dated January 1, 2001 (the "SensoNor Agreement"), TRW and SmarTire contemplate that such agreement will be superceded by individual agreements between SensoNor and each of TRW and SmarTire, and that each of TRW and SmarTire will pay to SensoNor equal amounts to settle all alleged claims by SensoNor for payments related to the SensoNor Agreement. In the event that either of TRW or SmarTire do not for any reason enter into a separate agreement with SensoNor to replace the SensoNor Agreement or otherwise terminate the SensoNor Agreement in a manner acceptable to both TRW and SmarTire, the parties agree that the minimum volume purchase requirements under the SensoNor Agreement shall be allocated between them on a fifty-fifty basis (e.g., equal payment to SensoNor from each of TRW and SmarTire), and each party covenants to hereafter satisfy fully its half of the minimum purchase requirements or to pay its one-half amount to maintain the exclusivity rights under the SensoNor Agreement.

6.3 Each party covenants that it will, in connection with the Closing and from time to time subsequent to the Closing Date, execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

6.4 Each party hereby agrees that it shall indemnify, defend and hold harmless the other party hereto from and against any loss, damage, liability, cost and expense, including reasonable attorneys' fees, suffered or incurred by the other party, as and when incurred, by reason of, or arising out of, any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of the party contained in this Agreement or in any document executed and delivered in connection with this Agreement, or any claim by any shareholder, creditor or affiliate of the party asserted against the other party and arising out of, or in any way relating to, this Agreement or any transaction between SmarTire and TRW, including without limitation the transactions and activities under the April 1998 Agreements.

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6.5 Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

6.6 This Agreement, together with the General Security Agreement, Secured Promissory Note, Settlement and Release Agreement, Licenses and Guaranty, constitute the entire understanding between the parties hereto with respect the matters set forth herein, and, except to the extent expressly set forth in such agreements, supersede all other agreements, oral or written, heretofore made with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

6.7 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

6.8 This Agreement may be executed in two or more counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.9 All notices. requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand or if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight courier service to the parties addressed as follows:

                      If to SmarTire:       SmarTire Systems Inc.
                                            13151 Vanier Place
                                            Suite 150
                                            Richmond, British Columbia
                                            Canada  V6V 2J1
                                            FAX:   604.276.2350

                                            Attention:    President

                      With a copy to:       Mr. Bernard Pinsky
                                            Clark, Wilson
                                            800 -885 West Georgia Street
                                            Vancouver, British Columbia
                                            Canada  V6C 3H1
                                            FAX:   604.687.6314

                   If to TRW:         TRW Automotive Electronics Group - U.S.
                                      24175 Research Drive
                                      Farmington Hills, Michigan 48335-2642
                                      U.S.A.
                                      FAX: 248.442.5290

                                      Attention:    General Manager


                   With a copy to:    TRW Inc.
                                      24175 Research Drive
                                      Farmington Hills, Michigan 48335-2642
                                      U.S.A.
                                      FAX: 248.442.5290

                                      Attention:    Vice President and Assistant
                                                    General Counsel

If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, Federal Express or other overnight courier, the date on which such notice, request, instruction or document is received shall be the date of delivery. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

TRW INC.


Per:    /s/ RONALD A. MUCKLEY
        ---------------------
        Authorized Signatory

Title:  Vice President and General Manager
        TRW Automotive Electric
        Safety and Security Systems



SMARTIRE SYSTEMS INC.

Per:    /s/ ROBERT V. RUDMAN
        --------------------
        Authorized Signatory

Title:  President and Chief Executive Officer

                                                                       Exhibit 1

                             Secured Promissory Note

                                    Attached

                                                                     Exhibit 2A

                           General Security Agreement

                                    Attached

                                                                     Exhibit 2B

                                    Guaranty

                                    Attached

                                                                      Exhibit 3

                          License From SmarTire to TRW

                                    Attached

                                                                      Exhibit 4

                          License From TRW to SmarTire

                                    Attached

                                                                      Exhibit 5



The following negotiations are exceptions to the representation and warranty in
Section 4.1(d) of the Agreement:

1.      **

2.      **

3.      **

4.      **

5.      **

6.      **

7.      **

8.      **
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                                                                       Exhibit 6

                        Settlement and Release Agreement

                                    Attached